SUBSIDIARIES OF THE COMPANY

Name of Subsidiary	Jurisdiction	Doing Business As

Advanced Liquid Logic Inc.	Delaware	Advanced Liquid Logic Inc.
BlueBee Belgium BVBA	Belgium	BlueBee Belgium BVBA
BlueBee Holding BV	Netherlands	BlueBee Holding BV
BlueGnome, Ltd.	United Kingdom	BlueGnome, Ltd.
Conexio Genomics Pty Ltd.	Australia	Conexio Genomics Pty Ltd.
Emedgene Technologies Ltd	Israel	Emedgene
Emedgene, Inc.	Delaware	Emedgene, Inc.
Enancio SAS	France	Enancio SAS
GRAIL, LLC	Delaware	GRAIL, LLC
Illumina AB	Sweden	Illumina AB
Illumina Australia Pty. Ltd.	Australia	Illumina Australia Pty. Ltd.
Illumina Belgium BVBA	Belgium	Illumina Belgium BVBA
Illumina Brasil Produtos de Biotecnologia Ltda.	Brazil	Illumina Brazil
Illumina Cambridge, Ltd.	United Kingdom	Illumina Cambridge, Ltd.
Illumina Canada ULC	Canada	Illumina Canada ULC
Illumina (China) Scientific Co Ltd	China	Illumina China (Scientific) Co Ltd
Illumina Denmark ApS	Denmark	Illumina Denmark ApS
Illumina Finland Oy	Finland	Illumina Finland Oy
Illumina France Sarl	France	Illumina France Sarl
Illumina GmbH	Germany	Illumina GmbH
Illumina Hong Kong Limited	Hong Kong	Illumina Hong Kong Limited
Illumina India Biotechnology Private Limited	India	Illumina India Biotechnology Private Limited
Illumina Ireland Commercial Limited	Ireland	Illumina Ireland Commercial Limited
Illumina Italy S.r.l.	Italy	Illumina Italy S.r.l.
Illumina Korea Ltd.	Republic of Korea	Illumina Korea Ltd.
Illumina K.K. Japan	Japan	Illumina K.K. Japan
Illumina Netherlands B.V.	Netherlands	Illumina Netherlands B.V.
Illumina Norway AS	Norway	Illumina Norway AS
Illumina New Zealand Limited	New Zealand	Illumina New Zealand Limited
Illumina Productos de Espana, S.L.U.	Spain	Illumina Productos de Espana, S.L.U.
Illumina Rus LLC	Russia	Illumina Rus
Illumina Shanghai (Trading) Co., Ltd.	China	Illumina Shanghai (Trading) Co., Ltd.
Illumina Shanghai (Trading) Co Ltd Beijing Branch	China	Illumina Shanghai (Trading) Co Ltd Beijing Branch
Illumina Singapore Pte. Ltd.	Singapore	Illumina Singapore Pte. Ltd
Illumina Software, Inc.	Delaware	Illumina Software, Inc.
Illumina Switzerland GmbH	Switzerland	Illumina Switzerland GmbH
Illumina US Manufacturing Operations, Inc.	Delaware	Illumina US Manufacturing Operations, Inc.
thromboDx BV	Netherlands	thromboDx BV
Verinata Health, Inc.	Delaware	Verinata Health, Inc.
*All listed subsidiaries are wholly-owned, direct or indirect, subsidiaries of Illumina, Inc.